Exhibit 99.1

APPTIO, INC. COMPLETES ACQUISTION OF DIGITAL FUEL FROM SKYVIEW CAPITAL

Apptio Accelerates Market Leadership in Technology Business Management (TBM) for

Hybrid IT Enterprises

Bellevue, WA. (February 2, 2018) - Apptio, Inc. (NASDAQ: APTI), the business management system of record for hybrid IT, today announced it has completed the acquisition of Digital Fuel SV, LLC, a provider of IT business management (ITBM) tools. With the acquisition of Digital Fuel from global investment firm Skyview Capital, Apptio further extends its leadership of the $6 billion Technology Business Management (TBM) market. Today’s acquisition broadens Apptio’s customer base across both strategic and enterprise segments in the Global 10,000 and adds new product capabilities.

With this move, Apptio’s cloud based applications will help more than 550 licensed customers manage, plan and optimize their technology investments across on-premises and hybrid IT environments. This acquisition will also provide opportunities to deepen Apptio’s integrations with leading financial, service management, systems management, and public and private cloud vendors. Now, Apptio’s more than 800 employees are solely focused on helping CIOs, IT finance leaders, and infrastructure and operations professionals manage the business of IT.

“Since Apptio’s founding in 2007, we’ve been deeply committed to creating a long lasting software category relevant to every organization, regardless of size or geography,” said Sunny Gupta, CEO of Apptio. “We are invested in the ongoing success of Digital Fuel customers and our combined customer base will have access to the most advanced innovation in TBM. Additionally, our partnership with the nonprofit TBM Council will provide unparalleled industry support to help ensure every customer’s success.”

Digital Fuel was founded in 2000 as a service level management provider and expanded in 2008 to include IT financial management solutions. In 2011, Digital Fuel was acquired by VMware and integrated with VMware’s cloud management and infrastructure products to help provide customers with transparency and control over costs and quality of IT services. In 2016, Digital Fuel was acquired by private investment firm, Skyview Capital.

As part of the Apptio family, Digital Fuel will operate as an independent business unit with continued support and investment for the Digital Fuel product line. Digital Fuel customers will also have the ability to leverage new product innovation from Apptio’s product family. Apptio customers will also benefit from existing Digital Fuel product capabilities, including service level management and a deep integration with VMware vSphere and cloud management solutions.

Alex Soltani, Skyview Capital Chairman says, “We are very excited about this transaction. We feel the combination of Digital Fuel and Apptio will create the leading platform for TBM globally.”

More detail on this news will be provided on Apptio’s 4th quarter earnings conference call, scheduled for Monday, February 5, 2018. Further call information can he found here.

About Apptio

Apptio (NASDAQ: APTI) is the business management system of record for hybrid IT. We transform the way IT runs its business and makes decisions. With our cloud-based applications, IT leaders manage, plan and optimize their technology investments across on-premises and cloud. With Apptio, IT leaders become strategic partners to the business by demonstrating value of IT investments, accelerate innovation and shift their technology investments from running the business to digital innovation. Hundreds of customers choose Apptio as their business system of record for hybrid IT. For more information, please visit www.Apptio.com

About Digital Fuel

Digital Fuel, a business unit of Apptio (NASDAQ: APTI), provides Technology Business Management (TBM) software designed to help IT leaders deliver more business value from every dollar spent on IT. To learn more, please visit www.DigitalFuel.com

About Skyview Capital, LLC

Skyview Capital is a global private investment firm headquartered in Los Angeles, California, which specializes in the acquisition and management of mission critical enterprises in the areas of technology, telecommunications, business services and manufacturing. By leveraging its operational resources and financial acumen, Skyview systematically enhances the long-term sustainable value of the businesses it acquires. To date, Skyview has successfully completed over 25 transactions within its target market verticals. Visit www.skyviewcapital.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the potential benefits of our acquisition of Digital Fuel SV, LLC, the potential benefits of the acquisition for our customers and Digital Fuel’ customers and the potential benefits of our relationship with VMware. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements, including, among others, our ability to successfully integrate Digital Fuel as an independent business unit, as well as those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, without limitation, the Form 10-Q filed with the SEC on October 31, 2017. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Media Contact:

Sarah Vreugdenhil

(425) 974-1331

pr@apptio.com

Investor Contact:

Susanna Morgan

(425) 279-6101

IR@apptio.com